Exhibit 5

                         Axley Brynelson




March 17, 1997




Mid-Plains, Inc.
1912 Parmenter Street
Middleton, WI   53562-3139

RE:  Registration Statement on Form S-4

Ladies and Gentlemen:

     We have acted as legal counsel to Mid-Plains, Inc. and Chorus Communications Group, Ltd. ("Chorus"). This opinion is being furnished in connection with Chorus' Registration Statement on Form S-4 (the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the registration by Chorus of shares (the "Shares") of common stock, no par value (the
"Common Stock"), of Chorus, to be issued in connection with the merger of a wholly-owned subsidiary of Chorus with Mid-Plains, and the merger of a wholly-owned subsidiary of Chorus with Pioneer Communications, Inc. (collectively, the "Mergers") pursuant to the terms of the Agreement and Plan of Merger, dated as of December 31, 1996 (the "Merger Agreement").

     In connection with this opinion, we have examined the Registration Statement and the Joint Proxy Statement/Prospectus included therein, Chorus' proposed Amended and Restated Articles of Incorporation and Bylaws as set forth in the Registration Statement. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity with the originals of all documents submitted to us as copies thereof. In addition, we have made such other examinations of law and fact as we have deemed relevant in order to form a basis for the opinion hereafter expressed.

     Based on the foregoing, we are of the opinion that the Shares, when and to the extent issued in accordance with the Merger Agreement, will be validly issued, fully paid and non-assessable shares of Common Stock of Chorus, subject to the provisions of section 180.0622(2)(b) of the Wisconsin Statutes.

     We hereby consent to the use of this opinion as Exhibit 5 to the Registration Statement and to the reference to this firm in the Registration Statement.

Very truly yours,

AXLEY BRYNELSON
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